Exhibit 99.1

AMF Bowling Worldwide, Inc.	International Headquarters 8100 AMF Drive Mechanicsville, VA 23111	Post Office Box 15060 Richmond, Virginia 23227	804/730-4000 Telephone	804/559-6276 Facsimile

Contacts: Christopher Caesar AMF 804/730-4400
News Release

AMF BOWLING WORLDWIDE, INC. RECEIVES REQUISITE CONSENT FOR

TENDER OFFER OF 13% NOTES DUE 2008 (CUSIP 030985AG0)

Richmond, Virginia, February 11, 2004 – AMF Bowling Worldwide, Inc. (“AMF”) announced that the holders of a majority in principal amount of its outstanding 13% notes due 2008 (CUSIP 030985AG0), other than notes owned by AMF or its affiliates, have validly tendered their notes and delivered their consents to certain proposed amendments with respect to the notes, which represents the receipt of the requisite consents necessary to execute the supplemental indenture containing the proposed amendments. The purpose of the proposed amendments is to, among other things, eliminate substantially all of the restrictive covenants related to the notes. These amendments will be effective as to all of the 13% notes, including those 13% notes that are not purchased in the tender offer, if and when the tender offer is consummated.

On January 29, 2004, AMF commenced a tender offer to purchase all of its outstanding 13% notes due 2008 and a solicitation to obtain consents to amendments with respect to the notes. The tender offer is scheduled to expire at 5:00 p.m., New York City time, on February 25, 2004, unless extended or terminated. Under the terms of the tender offer, AMF will purchase the outstanding notes from holders at a total consideration determined by reference to a fixed spread of 50 basis points over the yield to maturity of the reference security, which is the United States Treasury 1½% Note due February 28, 2005 (CUSIP 91282BAV2), on the second business day preceding the expiration date of the offer, plus accrued interest. The total consideration includes an amount equal to $30.00 of the principal amount of each note, which will be paid only for validly tendered notes and the related consents tendered at or before 5:00 p.m., New York City time, on February 11, 2004.

The tender offer is being consummated in connection with the previously announced acquisition of AMF pursuant to a merger by and among Kingpin Holdings, LLC, Kingpin Merger Sub, Inc., a wholly owned subsidiary of Kingpin Holdings, LLC and AMF, whereby Kingpin Merger Sub, Inc. will be merged with and into AMF with AMF being the surviving corporation. AMF expects to use funds raised in connection with the acquisition through the issuance of equity and debt securities to fund the tender offer.

Merrill Lynch & Co. is acting as dealer manager and solicitation agent for the tender offer and consent solicitation. The information and tender agent is Bondholder Communications Group.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any notes. The tender offer and the consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement. Persons who would like a copy of the Offer to Purchase and Consent Solicitation Statement or with questions regarding the offer or procedures for tendering their notes should contact the information and tender agent at (212) 809-2663 or toll-free at (888) 385-BOND (888-385-2663), attention Anita Strike. The Offer to Purchase and Consent Solicitation Statement is also available at www.bondcom.com/amf which is the information and tender agent’s Internet Web site.

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that relate to prospective events or developments are deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will “ and similar words are intended to identify forward-looking statements. These forward-looking statements, which may include, but are not limited to, statements, concerning the financial condition, results of operations and businesses of AMF and the benefits expected to result from the contemplated transaction, are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, the risk that conditions to the tender offer, including financing, and obtaining the requisite consents, might not be satisfied in a timely manner or at all, risks relating to the consummation of the acquisition, unanticipated expenditures, conditions of the economy and other factors described in our most recent reports on Form 10-Q, most recent reports on Form 10-K and other periodic reports filed by AMF with the Securities and Exchange Commission.

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